EXHIBIT 4.1


                            CERTIFICATE OF SECRETARY


         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the document attached hereto as Exhibit 4.1A is a true and correct copy of Amendment No. 1, dated as of June 7, 2002, to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan, revised in accordance with the amendments to the plan adopted by the shareholders of General Communication, Inc. at the annual shareholder meeting held on June 6, 2002.

         EXECUTED this 12th day of August, 2002 at Anchorage, Alaska.


                           GENERAL COMMUNICATION, INC.



                                            By:  /s/
                                                 John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 12th day of August, 2002.


                                                 /s/
                                                 Notary Public in and for Alaska
                                                 My Commission Expires:   1/8/03